AMENDED AND RESTATED BYLAWS

OF

SANDRIDGE MIDSTREAM, INC.

A Texas Corporation

August 3, 2009

TABLE OF CONTENTS

AMENDED AND RESTATED BYLAWS

OF

SANDRIDGE MIDSTREAM, INC.

A Texas Corporation

Article I.

Registered Office

The registered office of SandRidge Midstream, Inc. (the "Corporation") required by the Business Organizations Code of the State of Texas (the "BOC") to be maintained in the State of Texas shall be the registered office named in the original Certificate of Formation of the Corporation or such other office (which need not be a place of business of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

Article II.

Shareholders

Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2. Quorum; Required Vote for Shareholder Action; Adjournment of Meetings. Unless otherwise required by law or provided in the Certificate of Formation or these Bylaws, the holders of issued and outstanding shares representing a majority of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business, and the act of a majority of the voting power of such stock so represented at any meeting of shareholders at which a quorum is present shall constitute the act of the meeting of shareholders.

Notwithstanding the other provisions of the Certificate of Formation or these Bylaws, the chairman of the meeting or the holders of a majority of the voting power of the issued and outstanding stock present in person or represented by proxy at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. At such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 3. Annual Meetings. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the date of incorporation or the last annual meeting of shareholders, whichever most recently occurred.

Section 4. Special Meetings. Unless otherwise provided in the Certificate of Formation, special meetings of the shareholders for any proper purpose or purposes may be called at any time by (a) the Chairman of the Board (if any), the President, the Board of Directors, or such other person or persons as may be authorized in the Certificate of Formation or (b) unless the Certificate of Formation provides otherwise, the holders of issued and outstanding shares representing at least fifty percent of all the votes entitled to be cast at the proposed special meeting.

Only business within the purpose or purposes described in the notice (or waiver thereof) required by these Bylaws may be conducted at a special meeting of the shareholders.

Section 5. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Notice of Meetings. Unless otherwise provided by law, notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Any notice required to be given to any shareholder, under any provision of the BOC of the State of Texas or the Certificate of Formation or these Bylaws need not be given to the shareholder if (a) notice of two consecutive annual meetings and all notices of meetings or the taking of action by written consent without a meeting to such person during the period between those annual meetings, or (b) all (but in no event less than two) payments of distributions or interest on securities during a 12-month period have been mailed to that person by first-class mail, addressed to him at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any document filed with the Secretary of State, such document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

Section 7. Voting List. The officer who has charge of the stock ledger of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be open to examination of any shareholder (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 7 or to vote in person or by proxy at any meeting of shareholders.

Section 8. Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power.

Section 9. Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Formation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

All voting, except as required by the Certificate of Formation or where otherwise required by law, may be by a voice vote; provided, however, that a vote by ballot shall be taken upon demand therefor by shareholders holding issued and outstanding shares representing a majority of the voting power present in person or by proxy at any meeting. Every vote by ballot shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

At each election of directors each shareholder entitled to vote thereat shall, unless otherwise provided by law or by the Certificate of Formation, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. No shareholder shall have the right to cumulate his votes.

At all meetings of shareholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the shareholders at a meeting at which a quorum is present, shall, unless otherwise provided by the Certificate of Formation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 10. Conduct of Meetings. All meetings of the shareholders shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board (if any), or if he is not present, the President, or if neither the Chairman of the Board (if any) nor President is present, a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 11. Action by Written Consent of Shareholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and

without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Texas, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Article III.

Board of Directors

Section 1. Power; Number; Classification; Term of Office; Election Procedures. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

The number, classification, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

(a) Unless otherwise provided in the Certificate of Formation, the number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. Each director shall serve until his successor is elected and qualified or until his earlier resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot except as otherwise provided by these Bylaws. Unless otherwise provided in the Certificate of Formation, directors need not be shareholders of the Corporation or residents of the State of Texas.

(b) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by the Board of Directors by no less than a majority vote of the remaining directors then in office, though less than a quorum, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal from office. If, as a result of death, resignation, retirement, disqualification, removal from office, or other cause, no director remains on the Board of Directors, all vacancies shall be filled by the shareholders at a special meeting thereof.

(c) A director may be removed before the expiration date of that director's term of office, only for cause, by an affirmative vote of the holders of not less than a majority of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors, voting together as a single class, cast at the annual meeting of shareholders or at any special meeting of shareholders called by a majority of the whole Board of Directors for this purpose.

Section 2. Quorum; Required Vote for Director Action. Unless otherwise required by law or provided in the Certificate of Formation or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3. Meetings; Order of Business. Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Board of Directors. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President (if the President is director), or by resolution of the Board of Directors.

Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4. First Meeting. In connection with any annual meeting of shareholders at which directors were elected, the Board of Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the shareholders. Notice of such meeting at such time and place shall not be required.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President or, on the written request of any one director, by the Secretary, in each case on at least 24 hours personal, written, electronic or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VIII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for by the Certificate of Formation or these Bylaws.

Section 7. Compensation. Unless restricted by the Certificate of Formation, the Board of Directors shall have the authority to fix the compensation, if any, of directors.

Section 8. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant

to this by-law shall constitute presence in person at such meeting.

Section 9. Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

Article IV.

Committees

Section 1. Designation; Powers. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 1 of this Article shall choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 3. Dissolution. The Board of Directors may dissolve any committee at any time, unless otherwise provided in the Certificate of Formation or these Bylaws.

Article V.

Officers

Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a President and a Secretary and such other officers as the Board of Directors may from time to elect or appoint, including, without limitation, a Chairman of the Board, one or more Vice

Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.

Section 2. Salaries. The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 3. Removal. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

Section 4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5. Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board (if any) or other officer as chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and he shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 6. Powers and Duties of the Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the shareholders and of the Board of Directors; and the Chairman shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 7. Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the shareholders and (should he be a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 8. Vice Presidents. The Vice President(s), if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In addition, in

the absence of the Chairman of the Board (if any) or President, or in the event of their inability or refusal to act, (i) a Vice President designated by the Board of Directors or (ii) in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the Chairman of the Board (if any), or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any), or the President; provided that he shall not preside at meetings of the Board of Directors unless he is a director.

Section 9. Treasurer. The Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer subject to the control of the chief executive officer and the Board of Directors; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 10. Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

Section 11. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the shareholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal (if any) of the Corporation to all contracts of the Corporation and attest thereto; he may sign with the other appointed officers permitted by law all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors; and he shall in general perform all duties incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

Section 12. Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

Section 13. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, each of the chief executive officer and the Treasurer (if any), or either of them, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any

action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Article VI.

Indemnification of Directors, Officers, Employees and Agents

Section 1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative arbitrative or investigative (hereinafter a "proceeding"), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or while a director, officer or employee of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall, so long as the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, be indemnified by the Corporation to the fullest extent permitted by the BOC of the State of Texas, as the same exists or may hereafter be amended, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability. Notwithstanding the preceding sentences in this Section 1, except as otherwise provided in Section 7 hereof, the Corporation shall be required to indemnify any person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board of Directors of the Corporation.

Section 2. Advance Payment. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of a written affirmation by such director, officer or employee of his or her good faith belief that he or she has met the standard of conduct necessary for

indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

Section 3. Indemnification of Agents. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors, officers and employees under this Article VI; and, the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to directors, officers and employees under this Article VI.

Section 4. Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Corporation may pay or reimburse expenses incurred by a director, officer or employee in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

Section 5. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which a director, officer, employee or other person indemnified pursuant to Section 3 of this Article VI may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation of the Corporation or these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 6. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI.

Section 7. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by a person covered by Section 1 of this Article VI has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 8. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee or any other person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article VII.

Capital Stock

Section 1. Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. If certificated, the certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Formation, as shall be approved by the Board of Directors. The Chairman of the Board (if any), President or a Vice President (if any) shall cause to be issued to each shareholder one or more certificates, which shall be signed by the Chairman of the Board (if any), President or a Vice President (if any) and the Secretary or an Assistant Secretary (if any) or the Treasurer or an Assistant Treasurer (if any) certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such shareholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. If the Board of Directors shall have provided for a seal, such certificates shall bear such seal or a facsimile thereof. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same affect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

Each certificate shall conspicuously bear any legend required pursuant to any relevant provision of the BOC, as well as any other legend required by law.

Section 2. Transfer of Shares. The shares of stock of the Corporation, shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 5 of this Article VII, if applicable). Upon such surrender to the Corporation or a transfer agent of the Corporation

of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 5 of this Article VII, if applicable) and of compliance with any transfer restrictions applicable thereto contained in an agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of legend with respect thereto placed an any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Ownership of Shares. To the fullest extent permitted by law, the Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

Article VIII.

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer, if any, or by any Assistant Secretary or Assistant Treasurer.

Section 3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Formation or these Bylaws, except with respect to notices of meetings of shareholders (with respect to which the provisions of Article II, Section 6 apply) and except with respect to notices of special meetings of directors (with respect to which the provisions of Article VIII, Section 6 apply), said notice shall be deemed to be sufficient if given (a) by electronic or wireless transmission to the fullest extent permitted by the BOC of the State of Texas or (b) by deposit of same in a post office box in a sealed prepaid wrapper addressed to the

person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Formation or these Bylaws, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 6. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 7. Reliance Upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Article IX.

Amendments

The Bylaws may be altered, amended or repealed, and new Bylaws made, by the Board of Directors, but the shareholders may make additional Bylaws and may later and repeal any Bylaws whether adopted by them or otherwise.